Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST COMPLETES REVERSE STOCK SPLIT

DALLAS, July 16, 2021 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it completed a reverse split of the Company’s common stock at a ratio of 1-for-10.

After the close of business on July 16, 2021, the effective date of the reverse stock split, each share of the Company’s issued and outstanding common stock and equivalents was converted into 1/10th of a share of the Company’s common stock. As a result of the reverse split, the number of outstanding shares of common stock was reduced from approximately 265.1 million shares to approximately 26.5 million shares. The reverse stock split will affect all stockholders proportionally and will not affect any stockholder’s ownership percentage of shares of the Company’s common stock, except for minor changes resulting from the payment of cash for fractional shares.

As of market open on July 19, 2021, the Company’s common stock will commence trading on a split-adjusted basis on the New York Stock Exchange (the “NYSE”). The common stock will continue to trade on the NYSE under the symbol “AHT” but will trade under a new CUSIP number. By implementing a reverse stock split, the Company and its Board of Directors believes it can realize increased incremental demand for both its common stock and its options while also making the Company’s shares more attractive to a broader range of potential long-term institutional investors, individual investors, and buy-side analysts.

Ashford Trust’s stockholders should contact their broker or Ashford Trust’s transfer agent, Computershare, at (800) 546-5141, for any necessary assistance relating to the reverse stock split.

On July 16, 2021, the Company also completed a reverse split of the partnership units of Ashford Hospitality Limited Partnership, the Company’s operating partnership (“Ashford Trust OP”), at a ratio of 1-for-10. As a result of such reverse split, the number of outstanding partnership units of Ashford Trust OP was reduced from approximately 4.0 million units to approximately 402,222 units.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Follow CEO Rob Hays on Twitter at https://twitter.com/aht_rob or @aht_rob.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to regain S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

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